UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2023

Rubicon Technologies, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40910	88-3703651
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

335 Madison Avenue, 4th Floor
New York, NY	10017
(Address of Principal Executive Offices)	(Zip Code)

(844) 479-1507

Registrant’s Telephone Number, Including Area Code

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	RBT	The New York Stock Exchange
Warrants, each exercisable for one share of Class A common stock at an exercise price of $11.50 per share	RBT WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 5, 2023, Rubicon Technologies, Inc. (the “Company”) entered into a Controlled Equity OfferingSM Sales Agreement (the “Sales Agreement”) with Cantor Fitzgerald & Co. (“Cantor”) pursuant to which the Company may offer and sell, from time to time through Cantor, shares of the Company’s Class A common stock, par value $0.0001 per share (“Common Stock”), for aggregate gross proceeds of up to $50.0 million (the “Shares”). The offering and sale of up to $50.0 million of the Shares is being registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-274348 ) (the “Registration Statement”), which was filed with the Securities and Exchange Commission (“SEC”) on September 5, 2023, containing the base prospectus and sales agreement prospectus (the “Prospectus Supplement”).

Pursuant to the Sales Agreement, Cantor may sell the Shares in sales deemed to be “at the market offerings” as defined in Rule 415(a)(4) promulgated under the Securities Act. The Company has no obligation to sell any of the Shares under the Sales Agreement and may at any time suspend or terminate the offering of the Shares pursuant to the Sales Agreement upon notice to Cantor and subject to other conditions. Cantor will act as sales agent and will use commercially reasonable efforts to sell on the Company’s behalf all of the Shares requested to be sold by the Company, on mutually agreed terms between Cantor and the Company.

The Sales Agreement contains customary representations, warranties and agreements by the Company, and indemnification obligations of the Company and Cantor and other obligations of the parties. Under the terms of the Sales Agreement, the Company has agreed to pay Cantor a commission equal to 3.0% of the aggregate gross proceeds from any Shares sold through it pursuant to the Sales Agreement. In addition, the Company has agreed to reimburse certain expenses incurred by Cantor in connection with the Sales Agreement.

The foregoing description of the Sales Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed herewith as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The legal opinion of Winston & Strawn LLP relating to the Shares is filed as Exhibit 5.1 to this Current Report on Form 8-K.

The Shares will be sold pursuant to the Registration Statement upon effectiveness, and offerings of the Shares will be made only by means of the Prospectus Supplement. This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Controlled Equity OfferingSM Sales Agreement, dated September 5, 2023, between Rubicon Technologies, Inc. and Cantor Fitzgerald & Co.

5.1	Opinion of Winston & Strawn LLP.

23.1	Consent of Winston & Strawn LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rubicon Technologies, Inc.

Date: September 11, 2023	By:	/s/ Philip Rodoni
Philip Rodoni
Chief Executive Officer

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